Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-253289) and on Form S-3 (File No. 333-256892) of Novo Integrated Sciences, Inc. of our report dated December 14, 2021, relating to the financial statements, which appears in this Form 10-K.

/s/ SRCO Professional Corporation

Richmond Hill, Ontario, Canada December 14, 2021	CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario